Exhibit 24.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-16802 of MEDIQ Incorporated on Form S-8 of our report on MEDIQ Incorporated Employees' Savings Plan dated March 20, 1998, appearing in Form 10-K/A #2 to the Annual Report on Form 10-K of MEDIQ Incorporated for the year ended September 30, 1997.


Philadelphia, Pennsylvania
March 27, 1998


                                     Page 3